Exhibit 10.2

PALO ALTO NETWORKS, INC.
2021 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and the Addendum, attached hereto as Exhibit B, all of which are made a part of this document (together, the “Award Agreement”).
NOTICE OF STOCK OPTION GRANT
Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant
Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares Granted
Exercise Price per Share	$
Total Exercise Price	$
Type of Option		Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan, the Survivor Benefit Policy (as defined below), or set forth below, this Option will be exercisable, in whole or in part, in accordance with the following schedule:
[INSERT VESTING SCHEDULE].
Vesting in each case is subject to Participant continuing to be a Service Provider through the applicable vesting date, as further described in Section 10(l) of the Terms and Conditions of Global Stock Option Grant.
In the event Participant ceases to be a Service Provider for any or no reason before Participant the Options fully vest, the unvested portion of the Option and Participant’s right to acquire any Shares thereunder will immediately terminate.
Termination Period:
This Option will be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for 12 months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.
By Participant’s acceptance of this Award Agreement (whether explicitly accepted electronically or otherwise or deemed accepted under the following paragraph), Participant agrees that: (a) this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement; (b) Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement; (c) Participant expressly acknowledges the information provided in the Addendum related to the collection, processing and use of Participant’s personal data by the Company and its Subsidiaries and the transfer of personal data to the recipients mentioned in the Addendum; and (d) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.
If Participant does not accept or decline this Option by the earliest to occur of (1) the 30th calendar day following the Date of Grant, (2) the first scheduled vesting date of the Option, and (3) such other date that is communicated to Participant by the Company at the time of grant, this Option will be deemed to have accepted by the Participant, including acceptance of the provisions in the preceding paragraph. To decline this Option, Participant must notify equity@paloaltonetworks.com before the earliest to occur of the dates described in clauses (1) through (3) above. If Participant declines this Option, the Option will be cancelled and no benefits from the Option nor any compensation or benefits in lieu of the Option will be provided to Participant.

PARTICIPANT	PALO ALTO NETWORKS, INC.

Signature:	Signature:

Name:	Name:

Title:	Title:

EXHIBIT A
TERMS AND CONDITIONS OF GLOBAL STOCK OPTION GRANT
1.Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 17(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent required by the $100,000 rule of Code Section 422(d), it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs, together with any applicable tax withholding. For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.
3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.Exercise of Option.
(a)Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items.
This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and any Tax-Related Items.
5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)cash;
(b)check or wire transfer;
(c)consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; or
(d)surrender of other Shares which (i) will be valued at their fair market value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances, or security interests, if accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.Responsibility for Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax-Related Items. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s sole responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the exercise of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares, (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) and without further consent from Participant, (d) electing to have the Company or the Service Recipient withhold from Participant’s wages or other cash compensation payable to Participant, or (e) any other method of withholding determined by the Company and permitted by Applicable Laws and the Plan. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any withholding obligations or rights with regard to Tax-Related Items by means of method (b) above and, until determined otherwise by the Company, this will be the method by which such withholding obligations or rights with regard to Tax-Related Items are satisfied; provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, the Company will, in all cases, satisfy any Tax-Related Items by means of method (b) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of the other methods above.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the even of under-withholding, Participant may be required to pay additional Tax Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the exercise of the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
    The Company may refuse to deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations for Tax-Related Items.
7.Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (SUBJECT TO THE SURVIVOR BENEFIT POLICY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:
(a)the grant of the Option is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of Option, or benefits in lieu of Option, even if Option have been granted in the past;
(b)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(c)the Option grant and Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Parent or Subsidiary;
(d)Participant is voluntarily participating in the Plan;
(e)the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)if the underlying Shares do not increase in value after the Date of Grant, the Option will have no value;
(i)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(j)no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Option resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;
(k)unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;
(l)for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date (unless otherwise provided pursuant to the terms and conditions of the Company’s Equity Incentive Plan Survivor Benefit Policy (the “Survivor Benefit Policy”) in the case of Participant’s termination as a Service
Provider as a result of the Participant’s death) and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on a leave of absence);
(m)the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(n)if Participant provides services outside the United States:
(i)the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation for any purposes; and
(ii)neither the Company, the Service Recipient nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the settlement of the Option or the subsequent sale of any Shares acquired upon settlement.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
12.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., or at such other address as the Company may hereafter designate in writing.
13.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement (including the exhibits hereto) will be binding upon the executors, administrators, heirs, successors and assigns of Participant.
14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange, under any U.S. or non-U.S. federal, state, or local law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, or the clearance, consent or approval of the United States
Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent, or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state, or local law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for U.S. federal income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
16.Tax Consequences. Participant has reviewed with its own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of participating in the Plan and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own liability for Tax-Related Items that may arise as a result of Participant’s participation in the Plan or the transactions contemplated by this Award Agreement.
17.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
18.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
21.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
22.Entire Agreement; Modifications to the Award Agreement. The Plan, the Survivor Benefit Policy and this Award Agreement (including the exhibits hereto) constitute the entire agreement of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Option.
23.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended, or terminated by the Company at any time.
24.Forfeiture or Clawback. By accepting this Option, Participant agrees that this Option (including any Shares acquired through the Award and proceeds, gains or other economic benefit received by Participant from a subsequent sale of such Shares acquired) will be subject to Section 16(f) of the Plan with respect to forfeiture or clawback.
25.Governing Law and Venue. This Award Agreement will be governed by the provisions of Section 4(g) of the Plan, which selects Delaware law and venue.
26.Language. Participant acknowledges that he or she is proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the terms of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.
27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.Addendum. Notwithstanding any provisions in this Award Agreement, the Option shall be subject to any additional terms and conditions set forth in the Addendum for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.
29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.
30.Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s or Participant’s broker’s country or the country in which the Shares are listed, Participant may be subject to insider-trading restrictions and/or market-abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and should speak to Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.
31.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.

EXHIBIT B
ADDENDUM TO THE GLOBAL STOCK OPTION AWARD AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Award Agreement.

TERMS AND CONDITIONS
This Addendum contains additional terms and conditions that govern the Option granted under the Plan to a Participant who resides and/or works in one of the countries listed below.
If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Option is granted, or is considered a resident of another country for local law purposes, the terms and conditions of the Option contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.
NOTIFICATIONS
This Addendum contains information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of November 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired pursuant thereto.
The information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.
If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after Option is granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

ISRAEL

TERMS AND CONDITIONS

Capital Gains Track Trustee Award. Capitalized terms used but not defined in these provisions or the Plan or the Award Agreement shall have the meanings ascribed to them in the Sub-Plan to the Plan for Israeli Participants (the “Israel Sub-Plan”).
By accepting the Option, Participant acknowledges and agrees that the Option is subject to the Plan, the Israel Sub-Plan and Sections 102(b)(2) and (3) of the ITO, the Rules, and the Trust Agreement, a copy of which has been made available to Participant. Participant confirms that (a) Participant is familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsections (b)(2) and (3) thereof, and agrees not to require the Trustee to release the Option or to sell or transfer the Option to Participant or any third party unless permitted to do so by Applicable Laws; (b) the terms and restrictions set forth in the Israel Sub-Plan will apply to the Option in all respects, including without limitation with respect to mandatory withholding requirements for Tax-Related Items, and the rights and authorities of the Company, the Service Recipient and the Trustee with respect thereto, and (c) the Company, its affiliates, assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the Option qualifies or shall qualify under any particular tax treatment.
(a)Participant further acknowledges and agrees that the Option and any Shares issued upon exercise thereof shall be deposited with the Trustee, or shall be subject to a supervisory trustee arrangement approved by the ITA for the Trustee, in order to comply with the requirements of the capital gains track under Sections 102(b)(2) and (3) of the ITO.
(b)Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, the Option or Shares issued thereunder.
Data Privacy. Participant hereby authorizes the Company, the Trustee and their representatives to collect, use and transfer all relevant information regarding Participant and the Option to all Company personnel and agents and or third parties involved in the administration of the Plan and/or in the event of a corporate financing, merger, acquisitions and/or business transfers, including transfers outside of Israel and further transfers thereafter.

NOTIFICATIONS
Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Options will be granted pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the United States Securities and Exchange Commission are available from the Company.

PALO ALTO NETWORKS, INC. 2021 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Award Agreement, the Terms and Conditions of Global Restricted Stock Unit Grant, attached hereto as Exhibit A, and the Addendum, attached hereto as Exhibit B, all of which are made a part of this document (together, the “Award Agreement”).

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant
Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares Granted

Subject to any acceleration provisions contained in the Plan, the Survivor Benefit Policy (as defined below), or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

Shares	Vest Date

Vesting in each case is subject to Participant continuing to be a Service Provider through the applicable vesting date, as further described in Section 10(j) of the Terms and Conditions of Global Restricted Stock Unit Grant.
In the event Participant ceases to be a Service Provider for any or no reason before Participant’s Restricted Stock Units fully vest, the unvested portion of the Restricted Stock Units and Participant’s right to acquire any Shares thereunder will immediately terminate.
By Participant’s acceptance of this Award Agreement (whether explicitly accepted electronically or otherwise or deemed accepted under the following paragraph), Participant agrees that: (a) this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement; (b) Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement; (c) Participant expressly acknowledges the information provided in the Addendum related to the collection, processing and use of Participant’s personal data by the Company and its Subsidiaries and the transfer of personal data to the recipients mentioned in the Addendum; and (d) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.
If Participant does not accept or decline this Award of Restricted Stock Units by the earliest to occur of (1) the 30th calendar day following the Date of Grant, (2) the first scheduled vesting date of the Restricted Stock Units, and (3) such other date that is communicated to Participant by the Company at the time of grant, this Award of Restricted Stock Units will be deemed to have accepted by the Participant, including acceptance of the provisions in the preceding paragraph. To decline this Award of Restricted Stock Units, Participant must notify equity@paloaltonetworks.com before the earliest to occur of the dates described in clauses (1) through (3) above. If Participant declines this Award of Restricted Stock Units, the Restricted Stock Units will be cancelled and no benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the Restricted Stock Units will be provided to Participant.

PARTICIPANT	PALO ALTO NETWORKS, INC.

Name:	Signature:

Grant Acceptance Date:	Name:

Title:

EXHIBIT A

TERMS AND CONDITIONS OF GLOBAL RESTRICTED STOCK UNIT GRANT

1.Grant. The Company hereby grants to the individual named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 17(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to the payment of any such Restricted Stock Units. Prior to the actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable withholding obligations for Tax-Related Items. Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period 60 days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs, as further described in Section 10(j). For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. The payment of Shares in settlement of any Restricted Stock Units vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a
“separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.1
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate, unless otherwise provided pursuant to the terms and conditions of the Company’s Equity Incentive Plan Survivor Benefit Policy (the “Survivor Benefit Policy”) in the case of the Participant’s termination as a Service Provider as a result of the Participant’s death.

6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Responsibility for Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax-Related Items. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s sole responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares, (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) and without further consent from Participant, (d) electing to have the Company or the Service Recipient withhold from Participant’s wages or other cash compensation payable to Participant, or (e) any other method of withholding determined by the Company and permitted by Applicable Laws and the Plan. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any withholding obligations or rights with regard to Tax-Related Items by means of method (b) above and, until determined otherwise by the Company, this will be the method by which such withholding obligations or rights with regard to Tax-Related Items are satisfied; provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, the Company will, in all cases, satisfy any Tax-Related Items by means of method (b) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of the other methods above.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
If Participant fails to make satisfactory arrangements for the payment of any Tax- Related Items hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Tax-Related Items related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (SUBJECT TO THE SURVIVOR BENEFIT POLICY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD
AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:

(a)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(c)the Restricted Stock Unit grant and Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Parent or Subsidiary;

(d)Participant is voluntarily participating in the Plan;

(e)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;

(i)unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;

(j)for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(k)the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(l)if Participant provides services outside the United States:

(i)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes; and

(ii)neither the Company, the Service Recipient nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., or at such other address as the Company may hereafter designate in writing.

13.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange, under any U.S. or non-U.S. federal, state or local law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, or the clearance, consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares in settlement of any vested Restricted Stock Units will violate U.S. federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state, or local law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

16.Tax Consequences. Participant has reviewed with its own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of participating in the Plan and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own liability for Tax-Related Items that may arise as a result of Participant’s participation in the Plan or the transactions contemplated by this Award Agreement.

17.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

18.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22.Entire Agreement; Modifications to the Award Agreement. The Plan, the Survivor Benefit Policy and this Award Agreement (including the exhibits hereto) constitute the entire agreement of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

23.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time.
24.Forfeiture or Clawback. By accepting this Award, Participant agrees that this Award of Restricted Stock Units (including any Shares acquired through the Award and proceeds, gains or other economic benefit received by Participant from a subsequent sale of such Shares) will be subject to Section 16(f) of the Plan with respect to forfeiture or clawback.

25.Governing Law and Venue. This Award Agreement will be governed by the provisions of Section 4(g) of the Plan, which selects Delaware law and venue.

26.Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the terms of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.

27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit Award shall be subject to any additional terms and conditions set forth in the Addendum for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.

29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

30.Insider-Trading/Market-Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions and should speak to Participant’s personal legal advisor for further details regarding any applicable insider trading and/or market-abuse laws in Participant’s country.

31.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.
1 Section 409A applies to and is relevant only for Participants who are U.S. taxpayers.

EXHIBIT B

ADDENDUM TO THE GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Award Agreement.

TERMS AND CONDITIONS

This Addendum contains additional terms and conditions that govern the Restricted Stock Units granted under the Plan to a Participant who resides and/or works in one of the countries listed below.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the terms and conditions of the Restricted Stock Units contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

NOTIFICATIONS

This Addendum contains information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sells Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

DATA PRIVACY PROVISIONS FOR ALL PARTICIPANTS

Terms and Conditions

PARTICIPANTS IN THE EUROPEAN UNION / EUROPEAN ECONOMIC AREA / SWITZERLAND / UNITED KINGDOM

(i)Collection and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about Participant for the legitimate purpose of granting Restricted Stock Units and implementing, administering and managing Participant’s participation in the Plan. Specifics of the data processing are described below.

(ii)Controller and Representative. The Company is the controller responsible for the processing of Participant’s personal data in connection with the Plan. The Company’s representative is Chief Privacy Officer, privacy@paloaltonetworks.com.

(iii)Personal Data Subject to Processing. The Company collects, processes and uses the following types of personal data about Participant: Participant’s name, employee ID, home address and telephone number, work and email address, date of birth, social security number or other tax identification number, social insurance, passport number or other international identification number, salary, nationality, job title, hire date, work country, department, cost center, subsidiary, organization level, expense group, termination date, supervisor, employment status, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, settled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Service Recipient (“Data”).

(iv)Purposes and Legal Bases of Processing. The Company processes Data for the purposes of performing its contractual obligations under this Award Agreement, granting Restricted Stock Units, implementing, administering and managing Participant’s participation in the Plan and facilitating compliance with applicable tax and securities law. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under this Award Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

(v)Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”), which is an independent stock plan administrator with operations, relevant to the Company, in the United States and assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and may share Data with such service providers. The Company’s stock plan administrators will open an account for Participant to receive and trade Shares. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan. Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating Participant’s participation in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com.

(vi)International Transfers. The Company and its service providers, including, without limitation, E*TRADE, operate, relevant to the Company, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that Data may not have an equivalent level of protection as compared to Participant’s country of residence. To provide appropriate safeguards for the protection of Data, Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Participant may request a copy of the safeguards used to protect Data by contacting the Company at: privacy@paloaltonetworks.com. The Company reserves the right to use a different but adequate data transfer legal mechanism.

(vii)Data Retention. The Company will use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. When the Company no longer needs Data, the Company will remove it from its systems according to its retention policies. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

(viii)Data Subject Rights. To the extent provided by law, Participant has the right to (i) inquire whether and what kind of Data the Company holds about Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, or (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements. In addition, Participant has, to the extent provided by law, the right to (iv) request the Company to restrict the processing of Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of Data that Participant has actively or passively provided to the Company, where the processing of such Data is based on consent or a contractual agreement with Participant and is carried out by automated means. In case of concerns, Participant also has the right to (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding Participant’s rights, raise any other questions regarding the practices described in this Award Agreement or to exercise his or her rights, Participant should contact the Company at: privacy@paloaltonetworks.com (for questions) or individualrights@paloaltonetworks.com (to exercise rights).

(ix)Contractual Requirement. Participant’s provision of Data and its processing as described above is a contractual requirement and a condition to Participant’s ability to participate in the Plan. Participant understands that, as a consequence of Participant’s refusing to provide Data, the Company may not be able to allow Participant to participate in the Plan, grant Restricted Stock Units to Participant or administer or maintain such Restricted Stock Units. However, Participant’s participation in the Plan and his or her acceptance of this Award Agreement are purely voluntary. While Participant will not receive Restricted Stock Units if he or she decides against participating in the Plan or providing Data as described above, with the exception of not receiving these benefits, Participant’s status as a Service Provider will not be affected in any way. For more information on the consequences of the refusal to provide Data, Participant may contact the Company at: privacy@paloaltonetworks.com.

PARTICIPANTS OUTSIDE THE EUROPEAN UNION / EUROPEAN ECONOMIC AREA
/ SWITZERLAND / UNITED KINGDOM

Participant consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipient, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”) which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the U.S., Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to collect, receive, possess, use, retain, transfer, or otherwise process Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that, if Participant resides outside the U.S., Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing
Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s status as a Service Provider will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative or send an email to privacy@paloaltonetworks.com.

ARGENTINA
NOTIFICATIONS

Securities Law Information. The Shares are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to prospectus requirement in Argentina.

Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. Participant is solely responsible for complying with any applicable exchange control rules and should consult with his or her personal legal advisor prior to remitting proceeds from the sale of Shares or cash dividends paid on such Shares.

AUSTRALIA

NOTIFICATIONS
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Securities Law Information. The offer is being made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently AUD10,000) and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

AUSTRIA
NOTIFICATIONS
Exchange Control Information. If Participant holds Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank on a quarterly basis if the value of the Shares as of any given quarter equals or exceeds a certain threshold (currently €5,000,000). The reports must be filed on or before the 15th of the month following the end of the respective quarter.

A separate reporting requirement applies when Participant sells Shares acquired under the Plan or receives a dividend. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad equals or exceeds a certain threshold (currently €10,000,000), the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.

BELGIUM
NOTIFICATIONS
Exchange Control Information. Belgian residents are required to provide the National Bank of Belgium with the account details of any foreign securities or bank accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Restricted Stock Units, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the sale of the Shares acquired pursuant thereto and the receipt of any dividends paid on such Shares.

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

By accepting the Restricted Stock Units, Participant agrees that Participant is (i) making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

NOTIFICATIONS
Exchange Control Information. If Participant is resident or domiciled in Brazil, he or she will be required to submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds a certain threshold (currently US$1,000,000). Assets and rights that must be reported include the Shares and may include Restricted Stock Units granted under the Plan.

BULGARIA

NOTIFICATIONS
Exchange Control Information. Participant will be required to file statistical forms with the Bulgarian National Bank annually regarding Participant’s receivables in bank accounts held abroad, as well as securities held abroad (e.g., Shares acquired under the Plan) if the aggregate value of all such receivables and securities equals or exceeds a certain threshold (currently BGN 50,000). The reports are due by March 31.

CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment; the Restricted Stock Units are payable in Shares only.

Exclusion from Compensation or Salary. This provision replaces Section 10(f) of the Terms and Conditions of Global Restricted Stock Unit Grant:
except as explicitly and minimally required under applicable legislation, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
No Compensation for Forfeiture and/or Recoupment. This provision replaces Section 10(h) of the Terms and Conditions of Global Restricted Stock Unit Grant:
except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;
Termination of Service. The following provision replaces Section 10(j) of the Terms and Conditions of Global Restricted Stock Unit Grant:
for purposes of the Restricted Stock Units, and except as provided herein, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any), and Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Restricted Stock Units pursuant to this Award Agreement will be measured, as of the date Participant is no longer actually providing services to the Company or any Parent or Subsidiary (the “Termination Date”).
Unless explicitly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting or other participation in the Plan during a statutory notice period, Participant acknowledges that his or her right to vest in the Restricted Stock Units or otherwise benefit from the Restricted Stock Units, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to any pro-rated vesting or other participation if the vesting date falls after the end of his or her statutory notice period, nor will Participant be entitled to any compensation for lost vesting or participation. For further clarity, any reference to a termination of Participant’s status as a Service Provider, or a date of termination under this Award Agreement or the Plan, will be interpreted to mean the Termination Date.

The following provisions apply if Participant resides in Quebec:

French Language Documents. The following provision replaces Section 26 of the Terms and Conditions of Global Restricted Stock Unit Grant:

A French translation of the Award Agreement and the Plan are available to Participant on the Company’s Global Equity Programs LOOP Page (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Participant understands that, from time to time, additional information related to the Restricted Stock Units may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Plan or the Award Agreement, and unless Participant indicates otherwise, the French translation of this Award Agreement and the Plan will govern Participant’s participation in the Plan. If Participant transfers residency outside of Quebec, the English version of this Award Agreement and the Plan will govern Participant’s participation in the Plan.

Documents en français. La disposition suivante remplace l’article 26 des Termes et conditions de l’octroi mondial d’unités d’actions restreintes:
Une traduction française de la Convention d’attribution et du Régime est mise à la disposition du Participant sur la page LOOP des programmes d'actions mondiaux de la Société (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Le Participant comprend qu’à l’occasion, des renseignements supplémentaires concernant les Unités d’actions restreintes peuvent être fournis en anglais et que ces renseignements peuvent ne pas être immédiatement accessibles en français. Malgré toute disposition contraire du Régime ou de la Convention d’attribution, et sauf indication contraire de la part du Participant, la traduction française de la présente Convention d’attribution et du Régime régit sa participation au Régime. Si le Participant déménage à
l’extérieur du Québec, la version anglaise de la présente Convention d’attribution et du Régime régira sa participation au Régime.

Data Privacy. The following provision supplements the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Company, the Service Recipient and/or any Parent or Subsidiary to disclose and discuss such information with their advisors. Participant acknowledges that Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. Participant also authorizes the Company, the Service Recipient and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file. Further, Participant also acknowledges that the Company, the Service Recipient and/or any Parent or Subsidiary and other parties involved in the administration of the Plan may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

NOTIFICATIONS

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., The Nasdaq Global Select Market).

CHILE

NOTIFICATIONS

Securities Law Notice. The offer of the Restricted Stock Units constitutes a private offering in Chile effective as of the Date of Grant. The offer of the Restricted Stock Units is made subject to general ruling n° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide information about the Restricted Stock Units or the Shares in Chile. Unless the Restricted Stock Units and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Ley de valores. La oferta de las Unidades de Acciones Restringidas se considera una oferta privada in Chile efectiva a partir de la Fecha de la Concesión. La oferta de las Unidades de Acciones Restringidas se hace sujeta a la regla general no. 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). La oferta se refiere a valores no inscritos en el registro de valores o en el registro de valores extranjeros de la CMF y, por lo tanto, tales valores no están sujetos a la fiscalización de ésta. Dado que las Unidades de Acciones Restringidas no están registradas en Chile, no se requiere que la Compañía provea información sobre las Unidades de Acciones Restringidas o Acciones Bursátiles en
Chile. Salvo que las Unidades de Acciones Restringidas y/o acciones estén registradas con la CMF, no puede hacerse una oferta pública de tales valores en Chile.

Exchange Control Information. Participant is not required to repatriate funds obtained from the sale of Shares or dividends paid on such Shares to Chile. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market if the amount of the funds exceeds a certain threshold (currently US$10,000). In such case, Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If Participant’s aggregate investments held outside of Chile exceed a certain threshold (currently US$5,000,000) (including the value of Shares received under the Plan), Participant must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have in connection with the vesting of the Restricted Stock Units, cash dividends or dividend equivalent payments, or the sale of Shares acquired at vesting.

CHINA

TERMS AND CONDITIONS

The following provisions will apply if Participant is subject to exchange control restrictions and requirements in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion:

Vesting Schedule and Termination. The following provision supplements Sections 3 and 5 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Notwithstanding anything to the contrary in the Award Agreement, the Restricted Stock Units shall not vest unless and until the Company, the Service Recipient or any other Subsidiary in China receives all necessary approvals from SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals to offer such awards in China. Once SAFE approval has been received and provided Participant continues to be an employee of the Company or a Subsidiary, Participant will receive vesting credit for that portion of the Restricted Stock Units that would have vested prior to obtaining SAFE approval, if applicable, and the remaining portion of the Restricted Stock Units will vest in accordance with the vesting schedule set forth in the Award Agreement. If Participant terminates employment prior to the receipt of SAFE approval, any unvested Restricted Stock Units will be forfeited.

Sale of Shares. Due to local regulatory requirements, Participant understands and agrees that the Company may require that any Shares issued upon the vesting and settlement of the Restricted Stock Units be immediately sold.

Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. In this regard, Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.

If the Company, in its discretion, does not exercise its right to require the automatic sale of the Shares issuable upon vesting and settlement of the Restricted Stock Units, as described in the preceding paragraph, Participant understands and agrees that any Shares acquired under the Plan must be sold no later than six months from Participant’s termination of employment, or within any such other period as may be permitted by the Company or required by SAFE. Participant understands that any Shares acquired under the Plan that have not been sold within six months of Participant’s termination or within such other period as may be permitted by the Company or required by SAFE will be automatically sold by the designated broker pursuant to this authorization without further consent and subject to the terms of the preceding paragraph.

Upon the sale of the Shares, Participant will receive the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy any Tax-Related Items. Participant agrees to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to receipt of the cash proceeds. Participant acknowledges that Participant is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Award Agreement.

Exchange Control Requirements. By accepting the Restricted Stock Units, Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of the Shares and the receipt of any dividends to China. Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Service Recipient or another Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires upon the vesting and settlement of Restricted Stock Units and any dividends may be transferred to such special account prior to being delivered to Participant.

Participant further understands that the proceeds will be delivered to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant agrees that the Company, the Service Recipient or any other Subsidiary in China is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to Participant through the special account described above.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Additional Restrictions. The Restricted Stock Units will not vest and the Shares will not be issued at vesting unless the Company determines that such vesting and the issuance and delivery of Shares complies with all relevant provisions of law. Further, the Company is under no obligation to vest the Restricted Stock Units and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time Participant vests in the Restricted Stock Units.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgement. Participant acknowledges that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes.

NOTIFICATIONS

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval. However, Participant’s investments held abroad, including Shares, must be registered with the Central Bank (Banco de la República), regardless of the value of such investments.

COSTA RICA

There are no country-specific provisions.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. The Czech National Bank may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult his or her personal legal advisor prior to the vesting of the Restricted Stock
Units and the subsequent sale of Shares to ensure compliance with current regulations. Participant is responsible for complying with any applicable Czech exchange control laws.

DENMARK

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

By accepting the Award, Participant acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act. Participant acknowledges that he or she has received an Employer Statement in Danish (attached at the end of this section) which sets forth additional terms of the Restricted Stock Units, to the extent that the Danish Stock Option Act, as amended effective January 1, 2019 (the “Act”) applies to the Restricted Stock Units.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended effective January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Palo Alto Networks, Inc. (“PANW”) 2021 Equity Incentive Plan (the “Plan”) in a written statement.

This statement generally contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units (“RSUs”) are described in detail in the Plan, the Restricted Stock Unit Agreement, including Exhibits A and B (the “Agreement”) and the Notice of Restricted Stock Unit Grant (the “Notice”), which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan, Agreement or Notice, this Employer Statement shall prevail.

1.Date of Grant
The date of grant of your RSUs is the date that the Administrator (as defined in the Plan) approved a grant for you and determined it would be effective, which is set forth in the Agreement.

2.Terms and Conditions of the RSU Grant
The grant of RSUs under the Plan is made at the sole discretion of the Administrator. Employees and Consultants (as defined in the Plan) of PANW and its Parents or Subsidiaries (as defined in the Plan) are eligible to participate in the Plan.

3.Vesting Date of RSUs
The RSUs shall vest over a period of time, provided you remain employed by or in the service of PANW or a Subsidiary, unless the RSUs have vested or have terminated earlier for the reasons set forth in the Plan.

4.Exercise Price
There is no exercise price associated with the RSUs. Each RSU entitles you to receive one share of PANW common stock after the RSUs have vested without any cost to you or other payment required from you (other than applicable taxes).

5.Your Rights Upon Termination of Your Service Provider Status
The treatment of the RSUs upon termination of your status as a Service Provider (as defined in the Plan) will be determined in accordance with the termination provisions in the Agreement, pursuant to which the balance of the RSUs that have not vested as of the time of your termination as a Service Provider for any or no reason generally will be cancelled and forfeited.

6.Financial Aspects of Participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of PANW’s shares is unknown and cannot be predicted with certainty.

Palo Alto Networks, Inc.
3000 Tannery Way
Santa Clara, CA 95054

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om deltagelse i Palo Alto Networks, Inc. (“PANW”) 2021 Equity Incentive Plan (“Planen”).

Denne erklæring indeholder generelt kun de oplysninger, der er nævnt i Aktieoptionsloven, medens de øvrige kriterier og betingelser for din tildeling af begrænsede aktier (“Restricted Stock Units” eller “RSUer”) er beskrevet nærmere i Planen, i Restricted Stock Unit Agreement, inkl. bilag A, B (“Aftalen”) og i Notice of Restricted Stock Unit Grant (“Meddelelsen”), som er udleveret til dig. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Planen, Aftalen eller Meddelelsen har denne Arbejdsgivererklæring forrang.

1.Tidspunkt for tildeling
Tidspunktet for tildelingen af dine RSUer er den dag, hvor Administratoren (Administrator) (som defineret i Planen) godkendte din tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen.

2.Kriterier og betingelser for RSU-tildelingen
Tildelingen af RSUer i henhold til Planen sker alene efter Administrators eget skøn. Medarbejdere (Employees) og Konsulenter (Consultants) (som defineret i Planen) i PANW og dettes Moderselskaber (Parents) og Datterselskaber (Subsidiaries) (som defineret i Planen) kan deltage i Planen.

3.Modningstidspunkt for RSUerne
RSUerne modnes over en periode, forudsat at du fortsat er ansat i eller arbejder for Selskabet eller en tilknyttet virksomhed, medmindre RSUerne er modnet eller bortfaldet på et tidligere tidspunkt af de i Ordningen anførte årsager.

4.Udnyttelseskurs
Der er ikke knyttet nogen udnyttelseskurs til RSUerne. Hver RSU giver dig i forbindelse med deres modning ret til at modtage én ordinær aktie i Selskabet, uden at det koster dig noget (bortset fra gældende skatter og afgifter).

5.Din retsstilling i forbindelse med ophør af din Ansættelsesstatus
Dine RSUer vil i tilfælde af ophør af din Ansættelsesstatus (som defineret i Planen) blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, ifølge hvilke eventuelle RSUer, som på tidspunktet for ophør af din Ansættelsesstatus (uanset årsag) ikke er modnet, normalt automatisk vil bortfalder.

6.Økonomiske aspekter ved at deltage i Planen
Tildelingen af RSUer har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSUerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af PANW aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Palo Alto Networks, Inc.
3000 Tannery Way
Santa Clara, CA 95054

DOMINICAN REPUBLIC

There are no country-specific provisions.

ECUADOR

There are no country-specific provisions.

EGYPT

NOTIFICATIONS

Exchange Control Information. If Participant transfers funds into Egypt in connection with the Restricted Stock Units or Shares, Participant will be required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Award, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Tax Information. The Restricted Stock Units are not intended to qualify for special tax or social security treatment in France.

GERMANY

NOTIFICATIONS

Exchange Control Information. Certain cross-border transactions in excess of a certain threshold (currently €50,000) (the “Threshold”) must be reported to the German Federal Bank. (Bundesbank). If Participant makes or receives a payment in excess of the Threshold (including if Participant acquires Shares under the Plan with a value in excess of the Threshold or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of the Threshold) and/or if the Company withholds or sells Shares with a value in excess of the Threshold to cover Tax-Related Items, Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by the Bundesbank. Participant is responsible for complying with applicable reporting requirements.

GREECE

There are no country-specific provisions.

HONG KONG

TERMS AND CONDITIONS

Form of Payment. Notwithstanding any discretion contained in the Plan, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment; the Restricted Stock Units are payable in Shares only.

Sale of Shares. For any Restricted Stock Units that vest within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

NOTIFICATIONS

Securities Law Notice. WARNING: The Restricted Stock Units and the Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to certain Service Providers. The Award Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. In addition, the documents have not been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each Participant and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Award
Agreement, including this Addendum, or the Plan, Participant should obtain independent professional advice.

HUNGARY

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends paid on such Shares to India and convert the proceeds into local currency within such period of time as required under applicable regulations. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. Participant acknowledges that it is Participant’s responsibility to comply with applicable exchange control laws in India. Participant also agrees to provide any information that may be required by the Company or the Service Recipient to make any applicable filings under exchange control laws in India.

INDONESIA

TERMS AND CONDITIONS

Language Consent and Notification. By accepting the Restricted Stock Units, Participant (i) confirms having read and understood the documents relating to the grant (i.e., the Notice of Grant, the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen- dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya.

NOTIFICATIONS

Exchange Control Information. Indonesian residents are obliged to provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. If there is any change to foreign assets held (including Shares acquired under the Plan), Participant must report such change online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the foreign exchange activity took place.

In addition, if Participant remits proceeds from the sale of Shares or the receipt of any dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to Bank Indonesia for statistical reporting purposes. For transactions that equal or exceed a certain threshold (currently US$10,000), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

IRELAND

NOTIFICATIONS

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Parent or Subsidiary must notify the Irish Parent or Subsidiary in writing if they receive or dispose of an interest in the Company representing more than 1% of the Company’s voting share capital (e.g., Restricted Stock Unit granted under the Plan, Shares, etc.), if they become aware of the event giving rise to the notification requirement or if they become a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL

TERMS AND CONDITIONS

Data Privacy. The following provision supplements the Data Privacy Provision set forth above:

Participant hereby authorizes the Company, the Trustee and their representatives to collect, use and transfer all relevant information regarding Participant and the Restricted Stock Units to all Company personnel and agents and or third parties involved in the administration of the Plan and/or in the event of a corporate financing, merger, acquisitions and/or business transfers, including transfers outside of Israel and further transfers thereafter.

Capital Gains Track Trustee Award. The following provisions apply if Participant is deemed to be a resident of the State of Israel for tax purposes or is otherwise subject to taxation in Israel with respect to the Restricted Stock Unit on the Date of Grant.

Capitalized terms used but not defined in these provisions or the Plan or the Award Agreement shall have the meanings ascribed to them in the Sub-Plan to the Plan for Israeli Participants (the “Israel Sub-Plan”).

By accepting the Restricted Stock Units, Participant acknowledges and agrees that the Restricted Stock Units are subject to the Plan, the Israel Sub-Plan and Sections 102(b)(2) and (3) of the ITO, the Rules, and the Trust Agreement, a copy of which has been made available to Participant. Participant confirms that (a) Participant is familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsection (b)(2) and (3) thereof, and agrees not to require the Trustee to release the Restricted Stock Units or to sell or transfer the Restricted Stock Units to Participant or any third party unless permitted to do so by Applicable Laws; (b) the terms and restrictions set forth in the Israel Sub-Plan will apply to the Restricted Stock Units in all respects, including without limitation with respect to mandatory withholding requirements for Tax-Related Items, and the rights and authorities of the Company, the Service Recipient and the Trustee with respect thereto, and (c) the Company, its affiliates, assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the Restricted Stock Units qualify or shall qualify under any particular tax treatment.

Participant further acknowledges and agrees that Restricted Stock Units and any Shares issued upon vesting thereof shall be deposited with the Trustee, or shall be subject to a supervisory trustee arrangement approved by the ITA for the Trustee, in order to comply with the requirements of the capital gains track under Sections 102(b)(2) and (3) of the ITO.

Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, Restricted Stock Units or Shares issued thereunder.

Settlement of Restricted Stock Units and Sale of Shares. The following provisions apply if Participant was not an Israeli tax resident at the time of grant of the Restricted Stock Units and if the Restricted Stock Units do not qualify as Section 102 capital gains trustee track grants:

Unless otherwise determined by the Administrator, Participant agrees to the immediate sale of all Shares issued upon vesting of the Restricted Stock Units. Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant agrees to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

NOTIFICATIONS

Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Restricted Stock Units will be granted pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from the Company.

ITALY

TERMS AND CONDITIONS

Acknowledgement. Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 7 - Withholding of Taxes, Section 10 - Nature of Grant, Section 19 - Electronic Delivery and Participation, Section 21 - Agreement Severable, Section 24 - Forfeiture or Clawback, Section 25 - Governing Law and Venue, Section 26 - Language and Section 27 - Imposition of Other Requirements. In addition, Participant acknowledges that he or she has read and understands the Data Privacy Provisions for Participants in the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum.

JAPAN

There are no country-specific provisions.

KENYA

NOTIFICATIONS

Tax Registration Information. Under the Tax Procedure Act, 2015, Participant is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first vesting of the Restricted Stock Units. The registration should be completed through the online portal “I TAX” and is a one-time only registration. Participant is solely responsible for ensuring compliance with all registration requirements in Kenya.

KOREA

Exchange Control Information. Korean residents may need to file a report with a Korean foreign exchange bank if the Korean resident sells Shares acquired under the Plan and/or receives cash dividends in excess of a certain threshold (currently US$5,000) (per transaction) and deposits the proceeds into a non-Korean bank account. The reporting is not required if proceeds are deposited into a non-Korean brokerage account. Participant is responsible for complying with any applicable exchange control reporting obligations in Korea and Participant should consult with his or her personal legal advisor to determine his or her personal reporting obligations.

KUWAIT

NOTIFICATIONS

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations.

LATVIA

There are no country-specific provisions.

LITHUANIA

TERMS AND CONDITIONS

Language Consent. By accepting the Restricted Stock Units, Participant unambiguously and irrevocably confirms having read and understood the documents relating to the Restricted Stock Units (the Plan and the Award Agreement), which were prepared and provided in English language. Participant confirms and wholly accepts the terms of those documents accordingly.

Priimdamas Restricted Stock Units, Dalyvis nedviprasmiškai ir neatšaukiamai patvirtina, jog, perskaitė ir suprato dokumentus susijusius su Restricted Stock Units (Planą ir Sutarties dėl apmokėjimo Sutartį), kurie yra parengti ir pateikti anglų kalba. Atitinkamai, Dalyvis patvirtina ir visiškai sutinka su diose dokumentuose išdėstytomis sąlygomis.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Lithuanian residents holding Shares acquired under the Plan outside Lithuania (in the securities accounts open with the non-Lithuanian brokers, credit institutions or similar) have to declare their foreign accounts where such securities are held to the State Tax Inspectorate of the Republic of Lithuania (“STI”).

Tax Reporting Information. Participant must file an annual tax return providing details of income received from abroad (including income in kind, e.g., the Shares once they are obtained under the title of ownership) to the STI.

LUXEMBOURG

There are no country-specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy. The following provision replaces the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum:

Participant consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipient, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Peserta bersetuju dengan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa bahan geran Unit Saham Terbatas oleh dan di antara, sebagaimana yang berkenaan, Penerima Perkhidmatan, Syarikat, dan mana-mana Anak Syarikat bagi tujuan ekslusif untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Participant may have previously provided the Company and the Service Recipient with, and the Company and the Service Recipient may hold, certain personal information about Participant, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of Participant’s participation in the Plan, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Penerima Perkhidmatan dengan, dan Syarikat dan Penerima Perkhidmatan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan tersebut, butir- butir semua Unit Saham Terbatas atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun tertunggak bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.

Participant also authorizes any transfer of Data, as may be required, to E*TRADE Financial Services, Inc. (“E*TRADE”), which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the Restricted Stock Units are deposited. Participant acknowledges that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to Participant’s country, which may not give the same level of protection to Data.	Peserta juga memberi kuasa untuk membuat apa- apa pemindahan Data, sebagaimana yang diperlukan, kepada E*TRADE Financial Services, Inc. (“E*TRADE”), yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut dan/atau dengan sesiapa yang mendepositkan apa-apa Saham yang diperolehi melalui pemberian hak Unit-unit Saham Terbatas. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang- undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data.
Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, his or her status and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant future Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her human resources representative.	Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana- mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusianya. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan tunggal untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa apa-apa pindaan-pindaan yang perlu dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusianya, mengisi borang dalam talian permintaan hak individu di https://www.paloaltonetworks.com/legal-notices/privacy, atau menghantar e-mel ke individualrights@paloaltonetworks.com. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satu-satunya akibat jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit-unit Saham Terbatas pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusianya.

NOTIFICATIONS

Director Notification Obligation. If Participant is a director of a Malaysian Parent or Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Parent or Subsidiary in writing when
Participant receives or disposes of an interest (e.g., Restricted Stock Units or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Award Agreement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Addendum, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Addendum. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Terms and Conditions of Global Restricted Stock Unit Grant, which clearly provide as follows:

(1)Participant’s participation in the Plan does not constitute an acquired right;

(2)The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)Participant’s participation in the Plan is voluntary; and

(4)The Company and any of its Parent and Subsidiaries are not responsible for any decrease in the value of any Shares acquired under the Plan.

Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Service Recipient and do not form part of the employment conditions and/or benefits provided by the Service Recipient, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Parent, Subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“Unidades”), el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo el apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Nature of Grant” del Convenio de Concesión, que claramente establece lo siguiente:

(1)La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)El Plan y la participación del Beneficiario en él es ofrecido por la Compañía de manera completamente discrecional;

(3)La participación del Beneficiario en el Plan es voluntaria; y

(4)La Compañía y su Padre y sus Subsidiarias no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el otorgamiento de las Unidades, el Beneficiario reconoce que la Compañía, con domicilio social en 3000 Tannery Way, Santa Clara, CA 95054, E.U.A., es la única responsable de la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna del Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus padre, subsidiarias, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to individuals who are present Service Providers made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

NOTIFICATIONS
Securities Law Information. WARNING: Participant is being offered Restricted Stock Units which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Award Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant should ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on The Nasdaq Global Select Market (“Nasdaq”). This means that if Participant acquires Shares under the Plan, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than Participant invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.paloaltonetworks.com/.

NIGERIA

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PANAMA

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units and any underlying Shares issued at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant’s benefit.

PERU

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the Restricted Stock Units, Participant acknowledges that the Restricted Stock Units are being granted ex gratia to Participant with the purpose of rewarding Participant.

NOTIFICATIONS

Securities Law Information. The offer of Restricted Stock Units is considered a private offering in Peru. Therefore, it is not subject to registration.

PHILIPPINES

TERMS AND CONDITIONS

Necessary Approvals. The offering of the Plan and the grant of the Restricted Stock Units may be subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to the vesting of the Restricted Stock Units, Participant will not vest in the Restricted Stock Units and no Shares subject to the Restricted Stock Units will be issued. Restricted Stock Units shall vest and Shares shall be issued in settlement of the Restricted Stock Units only if and when all necessary securities approvals/confirmations have been obtained and are maintained.

NOTIFICATIONS

Securities Law Information. Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on The Nasdaq Global Select Market and the risk of currency fluctuations between the U.S. dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease after the Shares are issued, and fluctuations in foreign exchange rates between Participant’s local currency and the U.S. dollar may affect the value of the Restricted Stock Units or any amounts due to Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Shares acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://investors.paloaltonetworks.com/. In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054 U.S.A. and at +1 (408) 753-4000.

Participant acknowledges that he or she is permitted to sell Shares acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom Participant transfers Shares), provided that such sale takes place outside of the Philippines through the facilities of The Nasdaq Global Select Market on which the Shares are listed.

POLAND

NOTIFICATIONS

Exchange Control Information. If Participant holds foreign securities (including Shares) and maintains accounts abroad, Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, Participant must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers in excess of a certain threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur)) into or out of Poland must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.

PORTUGAL

TERMS AND CONDITIONS

Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.
Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

NOTIFICATIONS

Exchange Control Information. If Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, Participant will be responsible for submitting the report to the Banco de Portugal.

QATAR

There are no country-specific provisions.

ROMANIA

TERMS AND CONDITIONS

Vesting Schedule. The following provision supplements Section 3 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Notwithstanding anything to the contrary in the Notice of Grant or the Award Agreement, no part of the Restricted Stock Units will vest until the one-year anniversary of the Date of Grant.

Language Consent. By accepting the grant of Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notice of Grant, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Anuntul, Acordul RSU si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.

NOTIFICATIONS

Exchange Control Information. If Participant deposits the proceeds from the sale of Shares acquired under the Plan into a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Participant understands that Participant should consult with Participant’s personal legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

SAUDI ARABIA

NOTIFICATIONS

Securities Law Information. The Award Agreement and related plan documents may not be distributed in Saudi Arabia except to such persons as are permitted under the Offers of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Agreement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of the Award Agreement, Participant should consult an authorized financial adviser.

SINGAPORE

TERMS AND CONDITIONS

Sale of Shares. For any Restricted Stock Units that vest within six months of the Date of Grant, Participant agrees that he or she will not sell or offer to sell the Shares acquired prior to the six-month anniversary of the Date of Grant, unless such sale or offer to sell in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

NOTIFICATIONS

Securities Law Information. The grant of the Restricted Stock Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and not with a view to the Restricted Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singaporean Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when (i) Participant receives an interest (e.g., Shares) in the Company or any related companies or (ii) Participant sells or receives Shares of the Company or any related company (including when Participant sells or receives Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director.

SLOVENIA

TERMS AND CONDITIONS

Language Consent. By accepting the grant of Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notice of Grant, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Soglasje za Uporabo Angleškega Jezika. S sprejetjem dodelitve RSU Udeleženec (Participant) priznava in potrjuje, da je sposoben brati in razumeti angleški jezik ter v celoti razume pogoje dokumentov, povezanih z dodelitvijo (Obvestilo (Notice of Grant), pogodba (Award Agreement) in Naÿrt (Plan)), ki so bili posredovani v angleškem jeziku. Udeleženec skladno s tem sprejema pogoje teh dokumentov.

SOUTH AFRICA

TERMS AND CONDITIONS

Withholding of Taxes. The following provision supplements Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant:
By accepting the Restricted Stock Units, Participant agrees to immediately notify the Service Recipient of the amount of any gain realized upon vesting of the Restricted Stock Units. If Participant fails to advise the Service Recipient of the gain realized upon vesting of the Restricted Stock Units, then he or she may be liable for a fine. Participant will be responsible for paying the difference between the actual tax liability and the amount withheld by the Company or the Service Recipient.

NOTIFICATIONS

Securities Law Information. The documents listed below are available for Participant’s review on the Company’s website at http://investors.paloaltonetworks.com and the Company’s intranet:

1.The Company’s most recent annual financial statements; and

2.The Company’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to equity@paloaltonetworks.com.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, Participant should contact his or her tax advisor for specific information concerning Participant’s personal tax situation with regard to Plan participation.

Exchange Control Information. By accepting the Restricted Stock Units, Participant acknowledges that Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from Participant’s failure to comply with Applicable Laws.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgment. This section supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

In accepting the Restricted Stock Units, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any Parent or Subsidiary on an ongoing basis (i.e., it is not to be considered an acquired right or a more beneficial condition to be repeated in the future); (ii) the Restricted Stock Units or the Shares acquired upon vesting shall not become a part of any employment or service contract (either with the Company or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) unless otherwise provided in the Terms and Conditions of Global Restricted Stock Unit Grant, the Restricted Stock Units will cease vesting upon the termination of Participant’s status as a Service Provider (as detailed in the following paragraph). In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Further, the vesting of the Restricted Stock Units is expressly conditioned on Participant’s continued and active rendering of service, such that unless otherwise provided in the Terms and Conditions of Global Restricted Stock Unit Grant, if Participant’s status as a Service Provider terminates for any reason whatsoever, the Restricted Stock Units will cease vesting immediately effective on the date of Participant’s termination of status as a Service Provider. This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) Participant terminates service due to a unilateral breach of contract by the Company or any Parent or Subsidiary; or (5) Participant’s status as a Service Provider terminates for any other reason whatsoever (except death).

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units described in the Plan and the Award Agreement, including this Addendum, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan and the Award Agreement, including this Addendum, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information. When receiving foreign currency payments in excess of a certain threshold (currently €50,000 per type of asset or right) derived from the ownership of Shares (e.g., as a result of the sale of the Shares or the receipt of dividends), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will likely need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold (currently €1,000,000). Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold (currently €1,000,000), no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult his or her personal tax or legal advisor for further information regarding these exchange control reporting obligations.

SWEDEN

TERMS AND CONDITIONS

Authorization to Withhold. The following provision supplements Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, by accepting the grant of the Restricted Stock Units, Participant authorizes the Company and/or the Service Recipient to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Service Provider, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any other Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN

TERMS AND CONDITIONS

Data Privacy. Participant hereby acknowledges that he or she has read and understands the terms regarding the collection, processing and transfer of Data contained in the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum and, by participating in the Plan, agrees to such terms. In this regard, upon request of the Company or the Service Recipient, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Service Recipient or the Company) should the Company and/or the Service Recipient deem such agreement or consent necessary under applicable data privacy laws, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.

NOTIFICATIONS

Securities Law Information. The grant of the Restricted Stock Units and the Shares to be issued pursuant to the Plan are available only for certain Service Providers. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the Shares and any dividends paid on such Shares) into and out of Taiwan up to a certain threshold (currently US$10,000,000) per year. If the transaction amount equals or exceeds a certain threshold (currently TWD$500,000) in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. It is Participant’s responsibility to comply with all exchange control regulations in Thailand. Participant is required to immediately repatriate the proceeds from the sale of Shares or the receipt of dividends to Thailand if the proceeds realized in a single transaction exceed a certain threshold (currently US$1,000,000), unless Participant can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Any foreign currency repatriated to Thailand must either be converted to Thai Baht or deposited into a foreign currency deposit account within 360 days of repatriation. Any foreign currency repatriated to Thailand must be reported to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the proceeds.

TUNISIA

NOTIFICATIONS

Exchange Control Information. Participant may be required to obtain prior authorization from the Central Bank of Tunisia (“CBT”) for the acquisition for Shares under the Plan. For this reason, Participant should consult Participant’s personal legal advisor prior to vesting and settlement regarding Participant’s participation in the Plan.

If Participant holds assets (including Shares acquired under the Plan) outside of Tunisia and the value of such assets exceeds a certain threshold, Participant must declare the assets to the CBT within six months of their acquisition. All proceeds from the sale of Shares or the receipt of any dividends paid under the Plan must be repatriated to Tunisia. As noted above, Participant should consult his or her personal legal advisor before taking action with respect to the remittance of proceeds into Tunisia. Participant is solely responsible for ensuring compliance with applicable exchange control laws in Tunisia and neither the Company nor the Service Recipient will be liable for any non-compliance by Participant.

TÜRKIYE

NOTIFICATIONS

Securities Law Information. By accepting the Restricted Stock Units and participating in the Plan, Participant acknowledges that Participant understands that the Shares acquired under the Plan cannot be sold in Türkiye. The Shares are currently traded on The Nasdaq Global Select Market, which is located outside of Türkiye, under the ticker symbol “PANW” and the Shares may be sold through this exchange.

Financial Intermediary Information. Activity related to investments in foreign securities (e.g., the sale of Shares acquired under the Plan) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant understands that Participant is solely responsible for complying with this requirement and should contact his or her personal legal advisor for further information regarding his or her obligations in this respect.

UKRAINE

NOTIFICATIONS

Exchange Control Information. Participant is responsible for complying with all applicable exchange control regulations in Ukraine. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

UNITED ARAB EMIRATES

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Participant acknowledges that the Restricted Stock Units and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

NOTIFICATIONS

Securities Law Information. Participation in the Plan is being offered only to selected Service Providers and is in the nature of providing equity incentives to Service Providers in the United Arab Emirates (“UAE”). The Plan and the Award Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. Participant should conduct his or her own due diligence on the Shares. If Participant does not understand the contents of the Plan and the Award Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Form of Payment. Notwithstanding any discretion contained in the Plan but without prejudice to Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment, and the Restricted Stock Units are payable in Shares only.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of participation in the Plan and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions that may be payable by the Company, the Service Recipient, any Parent or Subsidiary in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company or the Service Recipient, the form of such joint election (the “Joint Election”) having been approved formally by HM Revenue and Customs (“HMRC”), and any other required consent or election prior to vesting of the Restricted Stock Units. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company, the Service Recipient, any Parent or Subsidiary. Participant further agrees that the Company, the Service Recipient, any Parent or Subsidiary may collect the Employer NICs from
Participant by any of the means set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant or the Joint Election.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient (as applicable), Participant will not be entitled to vest in the Restricted Stock Units and no Shares will be issued to Participant under the Plan, without any liability to the Company, the Service Recipient, or any Parent or Subsidiary.

Responsibility for Taxes. Without limitation to Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by HMRC (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant may not be able to indemnify the Company or the Service Recipient for the amount of any income tax not collected from or paid by Participant, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to Participant on which additional income tax and NICs may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or Service Recipient for the value of any employee NICs due on this additional benefit, which may be obtained from Participant by the Company or the Service Recipient by any of the means referred to in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant.

VIETNAM

TERMS AND CONDITIONS

The following provisions apply if Participant is subject to exchange control restrictions and requirements in Vietnam, including the requirements imposed by the State Bank of Vietnam as determined by the Company in its sole discretion:

Settlement of Restricted Stock Units. Unless otherwise determined by the Administrator, Participant is not entitled to receive any Shares upon vesting of the Restricted Stock Units due to exchange control regulations in Vietnam. This means that upon vesting of the Restricted Stock Units, Participant will receive a cash payment equal to the value of the underlying Shares at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to Participant via local payroll. Any references in the Plan and this Award Agreement to the issuance of Shares shall not apply to Participant.

NICS JOINT ELECTION FOR UK PARTICIPANTS FOR THE PALO ALTO NETWORKS, INC. 2021 EQUITY INCENTIVE PLAN

Important Note on the Election to Transfer Employer NICs (the “Election”)

As a condition of your participation in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”), you are required to enter into the Election to transfer to you any liability for employer National Insurance contributions (“Employer NICs”) that may arise in connection with your participation in the Plan.

By accepting your award (the “Award”) (whether by signing the applicable award agreement or via the Company’s online acceptance procedures) or by separately accepting the Election (whether in hard copy or electronically), you indicate your acceptance to transfer Employer NICs and to be bound by the terms of the Election. You should read this important note and the Election in their entirety before accepting the applicable award agreement and the Election. Please print and keep a copy of the Election for your records.

By entering into the Election:

•you agree that any liability for Employer NICs that may arise in connection with your participation in the Plan will be transferred to you;

•you authorise your employer to recover an amount sufficient to cover this liability by such methods as set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant and/or this Election including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Award; and

•you acknowledge that the Company or your employer may require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election even if you have accepted the applicable award agreement or the Election through the Company’s electronic acceptance procedure.

Joint Election for Transfer of Liability for Employer National Insurance Contributions to Employee

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (the “Awards”) pursuant to the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”), and

B.Palo Alto Networks, Inc., a Delaware corporation, with registered offices at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.Introduction

1.1This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)“Relevant Employment Income” from Awards on which Employer’s National Insurance Contributions becomes due is defined as:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic acceptance process if made available by the Company), as applicable, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.Payment of the Employer’s Liability

3.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(a)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(b)directly from the Employee by payment in cash or cleared funds; and/or

(c)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to HM Revenue & Customs (“HMRC”) by the due date; and/or

(d)where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(e)by any other means specified in the applicable Restricted Stock Unit agreement entered into between the Employee and the Company.

3.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

3.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.Duration of Election

4.1The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3This Election will continue in effect until the earliest of the following:

(a)the date on which the Employee and the Company agree in writing that it should cease to have effect;

(b)the date on which the Company serves written notice on the Employee terminating its effect;

(c)the date on which HMRC withdraws approval of this Election; or

(d)the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.4This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

The Employee acknowledges that, by signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic acceptance process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

Employee:

Acceptance by the Company

The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

PALO ALTO NETWORKS, INC.

By:

Title:
Date:

Schedule of Employer Companies

The employing companies to which this Election relates include:

Name	Palo Alto Networks (UK) Limited
Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Company Registration Number:	06851390
Corporation Tax Reference:	14747 26068
PAYE Tax District	120 – North East Metropolitan
PAYE Reference:	120/PH00260439

Name	Palo Alto Networks FS International Limited
Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Company Registration Number:	13789823
Corporation Tax Reference:	26559 18447
PAYE Tax District	120 – North East Metropolitan
PAYE Reference:	120/TE66757